Exhibit 99.2
UNAUDITED PRO FORMA FINANCIAL INFORMATION
     On October 30, 2009, Ixia, a California corporation (“Ixia” or the “Company”), completed the acquisition (the “Acquisition”) of substantially all of the assets of Agilent Technologies, Inc., a Delaware corporation (“Agilent”), and its affiliates that relate to the design, development, research, manufacture, supply, distribution, sale, support and maintenance of the Agilent N2X and Agilent Network Tester products and the provision of services relating to such products (“N2X Business” or “IP Performance Test and Diagnostic Division”). At the closing, Ixia paid a cash purchase price of $44,075,000, subject to a post-closing working capital adjustment, and assumed certain liabilities of Agilent relating to the N2X Business. The Acquisition was consummated pursuant to the terms of an Asset Purchase Agreement dated as of October 21, 2009 (the “Asset Purchase Agreement”) between Ixia and Agilent. The aggregate purchase price was funded from our existing cash, cash equivalents and short-term investments in marketable securities.
     Additionally, on June 23, 2009, Ixia completed its acquisition of all of the outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Catapult Communications Corporation, a Nevada corporation (“Catapult”), pursuant to an Agreement and Plan of Merger dated as of May 11, 2009 (the “Catapult Merger Agreement”), by and among Ixia, Catapult and Josie Acquisition Company, a Nevada corporation and a then wholly owned subsidiary of Ixia (“Purchaser”). The aggregate consideration paid by Purchaser and Ixia for the Shares was approximately $106.6 million, including approximately $2.0 million paid to the holders of options to purchase Catapult common stock that were cancelled in connection with the acquisition. Ixia funded the acquisition from existing cash, cash equivalents and short-term investments. See our Current Report on Form 8-K/A, as filed with the Securities and Exchange Commission on September 1, 2009, for the required financial information, including the Unaudited Pro Forma Financial Statements and Notes related to our acquisition of Catapult.
     The following unaudited pro forma condensed combined financial statements reflect the acquisition of the N2X Business and the acquisition of Catapult using the acquisition method of accounting in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). The pro forma adjustments are based upon available information and assumptions that Ixia believes are reasonable. The pro forma adjustments are preliminary and have been prepared to illustrate the estimated effect of the acquisitions. Final adjustments may differ from the pro forma adjustments presented herein. The unaudited pro forma condensed combined financial statements do not include any pro forma adjustments relating to costs of integration that the combined companies may incur as such adjustments would be forward-looking.
     The unaudited pro forma condensed combined balance sheet as of September 30, 2009 is presented as if our acquisition of the N2X Business had occurred on September 30, 2009. The impact of the Catapult acquisition is already reflected in Ixia’s unaudited condensed consolidated balance sheet as of September 30, 2009.
     The unaudited pro forma condensed combined consolidated statements of income for the year ended December 31, 2008 and the nine months ended September 30, 2009 illustrate the effect of the acquisition of the N2X Business and the acquisition of Catapult as if the transactions had occurred on January 1, 2008. The unaudited pro forma condensed combined consolidated statement of income for the year ended December 31, 2008 combines the audited combined statement of operations for the N2X Business for its fiscal year ended October 31, 2008, the audited statement of operations for Catapult for its fiscal year ended September 30, 2008, and Ixia’s audited statement of income for the year ended December 31, 2008. The unaudited pro forma condensed combined consolidated statement of income for the nine months ended September 30, 2009 combines the unaudited statement of income of Ixia for the nine months ended September 30, 2009, the unaudited combined statement of operations of the N2X Business for the nine months ended July 31, 2009, and the unaudited results of operations of Catapult from January 1, 2009 to June 22, 2009 (i.e., the period before the effective date of the Catapult acquisition). The historical consolidated financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) with respect to the statements of income, expected to have a continuing impact on the combined results of the companies. The detailed assumptions used to prepare the pro forma financial information are contained in the notes to the unaudited pro forma condensed combined financial statements, and such assumptions should be reviewed in their entirety.
     The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with (i) the audited financial statements and notes thereto of Ixia contained in its Annual Report on

Form 10-K for the year ended December 31, 2008, (ii) the unaudited financial statements and notes thereto of Ixia contained in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, (iii) the historical financial statements of Catapult and the unaudited pro forma financial information and notes thereto which reflect the acquisition of Catapult included in Ixia’s Current Report on Form 8-K/A, as filed with the Securities and Exchange Commission on September 1, 2009, and (iv) Agilent’s IP Performance Test and Diagnostic Division’s combined financial statements and accompanying notes included in Exhibit 99.1 to this Current Report on Form 8-K/A.
     These unaudited pro forma condensed combined financial statements are prepared by management for informational purposes only in accordance with Article 11 of Regulation S-X and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisitions been consummated as of the dates presented, and should not be taken as representative of future consolidated operating results of Ixia. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and/or cost savings that Ixia may achieve, or any additional expenses that it may incur, with respect to the combined companies.
     The acquisitions of the N2X Business and Catapult have been accounted for under the acquisition method of accounting in accordance with U.S. GAAP.
     The aggregate cash purchase price of $44,075,000 (subject to a post-closing working capital adjustment), paid to Agilent in connection with the acquisition of the N2X Business, has been allocated on a preliminary basis to assets acquired and net liabilities assumed in connection with the acquisition based on their estimated fair values. These allocations reflect preliminary estimates that were available at the time of the preparation of this Current Report on Form 8-K/A. The purchase price allocation is subject to finalization of the fair value of the assets and liabilities of the N2X Business and will be adjusted upon completion of the final valuation. Such adjustments could be material. The final valuation is expected to be completed as soon as practicable but no later than one year after the consummation of the acquisition.

IXIA
Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet
As of September 30, 2009
(in thousands)

	Historical
	Ixia	N2X Business
	September 30,		Pro forma		Pro forma
	2009	July 31, 2009	Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$15,322	$—	$—		$15,322
Short-term investments in marketable securities	58,565	—	(45,788	)(A)	12,777
Accounts receivable, net	37,219	5,811	—		43,030
Inventories	16,182	2,863	(1,255	)(B)(D)	17,790
Deferred income taxes	6,313	985	(985	)(C)	6,313
Prepaid expenses and other current assets	4,140	325	(325	)(C)	4,140

Total current assets	137,741	9,984	(48,353)		99,372

Investments in marketable securities	54,813	—	—		54,813
Property and equipment, net	18,056	515	556	(D)	19,127
Deferred income taxes	26,835	1,531	(1,531	)(C)	26,835
Intangible assets, net	52,032	—	21,800	(E)	73,832
Goodwill	39,194	19,867	(3,272	)(F)	55,789
Other assets	2,290	—	—		2,290

Total assets	$330,961	$31,897	$(30,800)		$332,058

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$4,228	$316	$—		$4,544
Accrued expenses	20,612	1,942	(1,153	)(C)	21,401
Deferred revenues	24,481	2,044	(433	)(G)	26,092
Income taxes payable	673	651	(651	)(C)	673

Total current liabilities	49,994	4,953	(2,237)		52,710

Deferred revenues	4,681	119	(25	)(G)	4,775
Other liabilities	12,321	539	(539	)(C)	12,321

Total liabilities	66,996	5,611	(2,801)		69,806

Shareholders’ equity:
Common stock	85,717	—	—		85,717
Additional paid-in capital	116,155	24,456	(24,456	)(H)	116,155
Retained earnings	60,314	—	(1,713	)(H)	58,601
Accumulated other comprehensive income	1,779	1,830	(1,830	)(H)	1,779

Total shareholders’ equity	263,965	26,286	(27,999)		262,252

Total liabilities and shareholders’ equity	$330,961	$31,897	$(30,800)		$332,058

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

IXIA
Unaudited Pro Forma Condensed Combined Consolidated Statements of Income
For the Year Ended December 31, 2008
(in thousands, except per share data)

	Historical					Historical
	Ixia	Catapult				N2X
	December	September	Pro forma		Pro forma	October	Pro forma		Pro forma
	31, 2008	30, 2008	Adjustments		Combined	31, 2008	Adjustments		Combined

Revenues:
Products	$146,802	$25,196	$—		$171,998	$70,442	$—		$242,440
Services	29,065	12,715	—		41,780	3,745	—		45,525

Total revenues	175,867	37,911	—		213,778	74,187	—		287,965

Costs and operating expenses:
Cost of revenues — products	32,411	4,500	—		36,911	18,218	—		55,129
Cost of revenues — services	4,475	2,508	—		6,983	831	—		7,814
Research and development	49,167	11,092	—		60,259	18,421	—		78,680
Sales and marketing	59,374	16,353	—		75,727	16,439	535	(I)	92,701
General and administrative	25,502	8,654	—		34,156	6,217	—		40,373
Amortization of intangible assets	5,664	49	9,934	(N)	15,647	—	5,367	(J)	21,014
Acquisition related	1,479	—	—		1,479	—	—		1,479
Restructuring	—	2,197	—		2,197	—	—		2,197

Total costs and operating expenses	178,072	45,353	9,934		233,359	60,126	5,902		299,387

(Loss) income from operations	(2,205)	(7,442)	(9,934)		(19,581)	14,061	(5,902)		(11,422)
Interest and other income, net	6,574	2,384	(3,011	)(P)	5,947	215	(1,245	)(L)	4,917
Other-than-temporary impairment on investments	(20,243)	—	—		(20,243)	—	—		(20,243)

(Loss) income before income taxes	(15,874)	(5,058)	(12,945)		(33,877)	14,276	(7,147)		(26,748)
Income tax expense (benefit)	21	987	(5,036	)(Q)	(4,028)	2,154	(2,780	)(M)	(4,654)

Net (loss) income	$(15,895)	$(6,045)	$(7,909)		$(29,849)	$12,122	$(4,367)		$(22,094)

Loss per share:
Basic	$(0.24)								$(0.34)
Diluted	$(0.24)								$(0.34)

Weighted average number of common and common equivalent shares outstanding:
Basic	65,087								65,087
Diluted	65,087								65,087
The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

IXIA
Unaudited Pro Forma Condensed Combined Consolidated Statements of Income
For the Nine Months Ended September 30, 2009
(in thousands, except per share data)

	Historical					Historical
	Ixia	Catapult				N2X
	September	June	Pro forma		Pro forma	July 31,	Pro forma		Pro forma
	30, 2009	22, 2009	Adjustments		Combined	2009	Adjustments		Combined

Revenues:
Products	$97,598	$11,458	$—		$109,056	$30,824	$—		$139,880
Services	24,305	5,794	—		30,099	2,739	—		32,838

Total revenues	121,903	17,252	—		139,155	33,563	—		172,718

Costs and operating expenses:
Cost of revenues — products	25,971	2,859	—		28,830	11,821	—		40,651
Cost of revenues — services	2,567	857	—		3,424	575	—		3,999
Research and development	37,001	4,258	—		41,259	11,662	—		52,921
Sales and marketing	42,990	7,718	—		50,708	9,316	401	(I)	60,425
General and administrative	20,097	3,941	—		24,038	6,217	—		30,255
Amortization of intangible assets	6,485	28	4,381	(N)	10,894	—	3,275	(J)	14,169
Acquisition related	3,402	5,417	(8,582	)(O)	237	—	(237	)(K)	—
Restructuring	3,538	—	—		3,538	—	—		3,538

Total costs and operating expenses	142,051	25,078	(4,201)		162,928	39,591	3,439		205,958

Loss from operations	(20,148)	(7,826)	4,201		(23,773)	(6,028)	(3,439)		(33,240)
Interest and other income, net	1,572	(270)	(456	)(P)	846	146	(331	)(L)	661
Other-than-temporary impairment on investments	(2,761)	—	—		(2,761)	—	—		(2,761)

Loss before income taxes	(21,337)	(8,096)	3,745		(25,688)	(5,882)	(3,770)		(35,340)
Income tax expense (benefit)	(8,469)	2,673	1,457	(Q)	(4,339)	314	(1,467	)(M)	(5,492)

Net loss	$(12,868)	$(10,769)	$2,288		$(21,349)	$(6,196)	$(2,303)		$(29,848)

Loss per share:
Basic	$(0.21)								$(0.48)
Diluted	$(0.21)								$(0.48)

Weighted average number of common and common equivalent shares outstanding:
Basic	62,649								62,649
Diluted	62,649								62,649
The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

IXIA
Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements
1. Background and Basis of Pro Forma Presentation
     On October 30, 2009, we completed our acquisition from Agilent Technologies, Inc. (“Agilent”) of its N2X Data Network Testing Product Line business (“N2X Business” or “IP Performance Test and Diagnostic Division”). The N2X Business provides network equipment manufacturers and service providers with solutions to validate the performance and scalability characteristics of next-generation network equipment for voice, video and data (multiplay) services. With this acquisition, we expect to be able to broaden our product portfolio, expand our customer base, accelerate our growth in key markets and capture additional market share. In addition, we expect to realize operational and cost synergies, leverage the existing sales channels and product development resources, and utilize the assembled workforce. We believe that these factors, among others, will contribute to a purchase price in excess of the estimated fair value of the N2X Business’s net identifiable assets acquired, and, as a result, we recorded goodwill in connection with this transaction.
     On June 23, 2009, we completed our acquisition of all of the outstanding shares of common stock of Catapult Communications Corporation (“Catapult”). Catapult provides advanced wireless test systems to network equipment manufacturers and service providers worldwide. Catapult’s 3G and 4G wireless networking test solutions complement our IP performance test systems and service verification platforms. With this acquisition, we have broadened our product portfolio and are able to provide a single source solution for testing converged IP services over wireless and wireline networks to new and existing customers. In addition, we expect to realize operational and cost synergies, leverage the existing sales channels and product development resources, and utilize the assembled workforce. These factors, among others, contributed to a purchase price in excess of the estimated fair value of Catapult’s net identifiable assets acquired (see summary of net assets below), and, as a result, we have recorded goodwill in connection with this transaction.
     The unaudited pro forma condensed combined financial information was prepared based on the historical financial statements of Ixia, Agilent’s N2X Business, as included in Exhibit 99.1 to this Current Report on Form 8-K/A, and Catapult. The unaudited pro forma condensed combined statements of income include certain income statement reclassifications from the historical N2X Business financial statements included in Exhibit 99.1 to separately present service and product revenues, service and product cost of revenues and present sales and marketing expenses separately from sales, general and administrative expenses. Such reclassifications have been made to conform to Ixia’s presentation.
     Our acquisitions of the N2X Business and Catapult have been accounted for under the acquisition method of accounting in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) and the fair value guidance under GAAP. The acquisition method of accounting requires, among other things, that most assets acquired and liabilities assumed in an acquisition be recognized at their fair values as of the acquisition date and requires the application of the fair value guidance. The fair value guidance clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. The fair value guidance also requires that the fair value measurements reflect the assumptions market participants would use in pricing an asset or liability based on the best information available. Acquisition-related transaction costs (e.g., success-based banking fees, professional fees for legal, accounting, tax, due diligence, change in control payments, valuation and other related services costs) are not included as a component of consideration transferred, but are accounted for as expenses in the periods in which the costs are incurred.
2. Purchase Price Allocation
     The following table summarizes the preliminary allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed as if the acquisition of the N2X Business occurred as of September 30, 2009 (in thousands):

Accounts receivable	$5,811
Inventories	1,608
Property and equipment	1,071
Identifiable intangible assets	21,800
Goodwill	16,595

Total assets acquired	46,885
Accounts payable and accrued expenses	(1,105)
Deferred revenues	(1,705)

Net assets acquired	$44,075

     The preliminary purchase price allocation is subject to adjustment based on finalization of our review of the closing balance sheet as of October 30, 2009 of the N2X Business and the finalization of the estimated fair values of the assets and liabilities assumed.
     The identifiable intangible assets of $21.8 million consist of $10.4 million of acquired technology, $10.0 million of customer relationships, $0.4 million related to a non-compete agreement and $1.0 million related to order backlog. These intangible assets will be amortized using a straight-line method over their expected useful lives ranging from six months to six years. A portion of the goodwill recorded in connection with this transaction is expected to be tax deductible for income tax purposes.
     The allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed relating to the acquisition of Catapult is included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.
3. Pro forma financial statement adjustments
     The unaudited pro forma condensed combined balance sheet as of September 30, 2009 is presented as if our acquisition of the N2X Business had occurred on September 30, 2009. The impact of the Catapult acquisition is already reflected in Ixia’s unaudited condensed consolidated balance sheet as of September 30, 2009.
     The unaudited pro forma condensed combined statements of income for the year ended December 31, 2008 and the nine months ended September 30, 2009 illustrate the effect of the acquisitions of the N2X Business and Catapult as if they had occurred on January 1, 2008. The unaudited pro forma condensed combined consolidated statement of income for the year ended December 31, 2008 combines the audited combined statement of operations for the N2X Business for its fiscal year ended October 31, 2008, the audited statement of operations for Catapult for its fiscal year ended September 30, 2008, and Ixia’s audited statement of income for the year ended December 31, 2008. The unaudited pro forma condensed combined consolidated statement of income for the nine months ended September 30, 2009 combines the unaudited statement of income of Ixia for the nine months ended September 30, 2009, the unaudited combined statement of operations of the N2X Business for the nine months ended July 31, 2009, and the unaudited results of operations of Catapult from January 1, 2009 to June 22, 2009 (i.e., the period before the effective date of the Catapult acquisition).
     The consolidated financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) with respect to the statements of income, expected to have a continuing impact on the combined results of the companies.
     The following pro forma adjustments are included in our unaudited pro forma condensed combined financial statements:
(A)	To reflect the $44.1 million of short-term investments in marketable securities used to fund the acquisition of the N2X Business and $1.7 million for acquisition-related transaction costs incurred by Ixia which have been reflected as a reduction in short-term investments in marketable securities and retained earnings (Adjustment (H) below).

(B)	To adjust inventory to the preliminary estimate of its fair value.

(C)	To adjust the applicable assets or liabilities which were not acquired by Ixia in this transaction.

(D)	To reclassify and adjust to fair value certain products which total $556,000 (at fair value) used for sales and marketing activities of the N2X Business, including product demonstrations for customers, consistent with Ixia’s accounting policy. Ixia’s accounting policy is to reflect demonstration inventory as property and equipment and to depreciate the costs over the estimated useful lives of the demonstration equipment.

(E)	To record the preliminary estimate of intangible assets for our acquisition of the N2X Business of $21.8 million (Note 2).

(F)	To eliminate the N2X Business’s historical goodwill of $19.9 million and record the preliminary estimate of goodwill for our acquisition of the N2X Business of $16.6 million (Note 2).

(G)	To adjust the N2X Business’s deferred revenue to its preliminary estimated fair value of $1.7 million.

(H)	To eliminate $26.3 million of the N2X Business’s historical shareholders’ equity and to reflect the $1.7 million of non-recurring acquisition-related transaction costs (Adjustment (A)).

(I)	To record depreciation expense related to certain products used in the N2X Business’s sales and marketing activities to conform to Ixia’s accounting policies — see Adjustment (D).

(J)	To record the amortization of the preliminary fair value of the N2X Business’s intangible assets as follows:

			Pro forma	Pro forma
		Estimated	amortization for	amortization for the
	Intangible	Useful Life	the year ended	nine months ended
(Dollars in thousands)	Asset	(years)	December 31, 2008	September 30, 2009

Customer Relationships	$10,000	6.0	$1,667	$1,250
Existing Technology	10,400	4.0	2,600	1,950
Non-Compete	400	4.0	100	75
Order Backlog	1,000	0.5	1,000	—

	$21,800		5,367	3,275

(K)	To eliminate previously recorded non-recurring acquisition costs related to our acquisition of the N2X Business.

(L)	To record the estimated decrease in interest income computed at the average yield of 2.8% and 1.0% for the year ended December 31, 2008 and nine months ended September 30, 2009, respectively, due to the reduction in cash, cash equivalents and short-term investments used for the acquisition of the N2X Business.

(M)	To record the tax effect of the pro forma adjustments (I), (J), (K) and (L) calculated at the statutory rate of 38.9%.

Adjustments relating to the acquisition of Catapult:

(N)	To record the difference in amortization of the preliminary fair value and historical amount of Catapult’s intangible assets, net as follows:

				Pro forma
				amortization
			Pro forma	for the Period
		Estimated	amortization for	from January 1, 2009
	Intangible	Useful Life	the year ended	through
(Dollars in thousands)	Asset	(years)	December 31, 2008	June 22, 2009

Existing Technology	$26,700	5.0	$5,340	$2,551
Customer Relationships	13,400	6.0	2,233	1,067
Service Agreements	6,100	5.0	1,220	583
Trade Names	900	3.0	300	143
Non-Compete	1,000	5.0	200	96
Order Backlog	690	0.5	690	—

	$48,790		9,983	4,440

Less:
Amortization related to Catapult’s pre-existing intangible assets			(49)	(28)
Amortization reflected in Ixia’s unaudited statement of income for the nine months ended September 30, 2009 related to the recorded amortization of the Order Backlog intangible (fully amortized based on the pro forma acquisition effective date of January 1, 2008)			—	(31)

Pro forma adjustment			$9,934	$4,381

(O)	To eliminate previously recorded non-recurring acquisition costs related to our acquisition of Catapult.

(P)	To record the estimated decrease in interest income computed at the average yield of 2.8% and 0.9% for the year ended December 31, 2008 and period from January 1, 2009 through June 22, 2009, respectively, due to the reduction in cash used for the acquisition.

(Q)	To record the tax effect of the pro forma adjustments (N), (O) and (P) calculated at the statutory rate of 38.9%.